UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 2, 2018

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 2, 2018, AT&T Inc. (the “Company”) entered into a letter amendment (the “Term Loan Amendment”) to the $10,000,000,000 Term Loan Credit Agreement, dated as of November 15, 2016 (the “Credit Agreement”), among the Company, the lenders named therein and JPMorgan Chase Bank, N.A., as agent.

Pursuant to the Term Loan Amendment, the Tranche A Commitment (as defined in the Credit Agreement) was increased from $5,000,000,000 to $8,087,500,000 and the Tranche B Commitment (as defined in the Credit Agreement) was increased from $5,000,000,000 to $8,087,500,000. In addition, the Commitment Termination Date (as defined in the Credit Agreement) was extended to December 31, 2018.

As previously disclosed, advances made under the Credit Agreement will be used solely to finance a portion of the cash consideration to be paid in the merger of West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, with and into Time Warner Inc., a Delaware corporation (“Time Warner”), the refinancing of debt of Time Warner and its subsidiaries and the payment of related fees and expenses.

The description of the Term Loan Amendment contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.

10.1	Letter Amendment, dated as of February 2, 2018, among AT&T Inc., the lenders named therein and JPMorgan Chase Bank, N.A., as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018	AT&T INC.

	By:	/s/ George B. Goeke
George B. Goeke
Senior Vice President and Treasurer